UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(312) (651-1400)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission Matters to a Vote of Security Holders

On November 12, 2025, Adtalem held its Annual Meeting of Shareholders. The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Adtalem’s Annual Meeting of Shareholders.

1.	Election of Directors: Our shareholders elected the following ten directors to serve until the 2026 Annual Meeting of Shareholders or until his or her successor has been duly elected or qualified.

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Stephen W. Beard	30,915,164	819,479	63,925	1,443,088
William W. Burke	31,070,162	671,961	56,445	1,443,088
Donna J. Hrinak	31,488,991	178,887	130,690	1,443,088
Georgette Kiser	31,335,495	332,385	130,688	1,443,088
Liam Krehbiel	31,624,782	141,969	31,817	1,443,088
Michael W. Malafronte	31,587,362	154,915	56,291	1,443,088
Sharon L. O’Keefe	31,206,653	558,250	33,665	1,443,088
Kenneth J. Phelan	31,742,972	23,058	32,538	1,443,088
Betty Vandenbosch	31,740,520	24,107	33,941	1,443,088
Lisa W. Wardell	31,652,276	113,475	32,817	1,443,088

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Adtalem’s independent registered public account firm for the fiscal year ending June 30, 2026. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN
32,536,515	627,124	78,017

3.	An advisory vote on the compensation of Adtalem’s named executive officers. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,143,411	4,326,428	328,729	1,443,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President, General Counsel and Corporate Secretary and Institutional Support Services

Date: November 14, 2025